Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VLPS Lighting Services International, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 9, 2002	/s/ H.R. Brutsché III
H.R. Brutsché III
Chairman of the Board and Chief Executive Officer

Date:	May 9, 2002	/s/ Jerome L. Trojan III
Jerome L. Trojan III
Vice President - Finance, Chief Financial Officer, Treasurer and Secretary

A signed original of this written statement required by Section 906 has been provided to VLPS Lighting Services International, Inc. and will be retained by VLPS Lighting Services International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification shall not be deemed to be “filed” or part of the referenced Quarterly Report on Form 10-Q or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to such report.